UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) of NKGen Biotech, Inc. (the “Company” or “NKGen”) held on February 25, 2025, the following proposals were submitted to the stockholders of NKGen:

Proposal 1: To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-20, as determined by the Company’s board of directors (the “Reverse Stock Split Proposal”).

Proposal 2: To authorize the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or adjournment or postponement thereof to approve the above proposal.

For more information about the foregoing proposals, see the definitive proxy statement for the Special Meeting, filed with the Securities Exchange Commission on February 3, 2025. At the Special Meeting, there were, represented in person or by proxy, shares of common stock representing 32,317,232 votes, or approximately 71.90% of the voting power on January 24, 2025, or the record date for the Special Meeting, constituting a quorum. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1: Reverse Stock Split Proposal

NKGen’s stockholders approved an amendment to the Charter to effect a reverse stock split of NKGen’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-20, within twelve months from the date that stockholder approval is obtained, with the exact ratio to be set within that range at the discretion of NKGen’s board of directors, without further approval or authorization of its stockholders.

Votes For	Votes Against	Votes Abstaining
31,450,301	832,068	34,863

Proposal 2: Adjournment Proposal

Since there were sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal, the Adjournment Proposal was not called for at the Special Meeting.

Item 8.01 Other Events.

Ratio and Timing of Reverse Split

On February 23, 2025, the board of directors (the “Board”) of NKGen determined to effect a one-for-six (1-for-6) reverse stock split of the Company’s common stock, subject to shareholder approval of the Reverse Stock Split Proposal. The reverse stock split ratio approved by the Board is within the previously disclosed range of ratios for a reverse stock split authorized by the stockholders of the Company at the Special Meeting.

The timing of the reverse stock split will be determined by the Board without further approval or authorization of NKGen’s stockholders and included in a public announcement once determined.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fraction of a share of Common Stock of the Company will receive one full share of Common Stock.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: February 25, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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